Exhibit  23.1



                           Michael Johnson & Co., LLC
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099


November 2, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549


RE: Global Business Markets, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2003 in Global Business Markets, Inc.'s Form 10-KSB for the fiscal years ended December 31, 2003 and 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Michael Johnson & Co., LLC
------------------------------
Michael Johnson & Co., LLC
Denver, Colorado


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